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                                                                      EXHIBIT 21

                                  Subsidiaries


Name                                                                Jurisdiction
----                                                                ------------

Dominion Homes Financial Services, Ltd.                             Ohio

Dominion Structural Warranty Company, LLC                           Ohio

Resolution Property Company, LLC                                    Ohio

Alliance Title Agency of Kentucky, LLC                              Kentucky

Dominion Homes of Kentucky, Ltd. (d/b/a "Dominion Homes")           Kentucky

Dominion Homes of Kentucky GP, LLC                                  Kentucky

Dominion Homes Realty, LLC                                          Kentucky

All listed subsidiaries are wholly-owned, except for Dominion Homes of Kentucky, Ltd. ("DHK"). DHK is a Kentucky limited liability partnership whose general partner is Dominion Homes of Kentucky GP, LLC and whose limited partner is Dominion Homes, Inc. DHK is 99% owned by Dominion Homes, Inc. and 1% owned by Dominion Homes of Kentucky GP, LLC.